                                                                       Exhibit D

                             STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT dated as of May 8, 1997 among MAGNAVISION CORPORATION, a Delaware corporation (the "Company"), the Investors and the other parties listed on Schedule I hereto (collectively, the "Stockholders").

              SECTION 1. Definitions. As used herein, the following terms have the following respective meanings:

              (a) "Cacomm" shall mean Cacomm, Inc., a New Jersey corporation and a Stockholder of the Company.

              (b) "Common Stock" shall mean the Company's Common Stock, $.08 par value per share, and any successor security to such Common Stock.

              (c) "Common-Equivalent Security" means any security convertible into or exercisable for shares of Common Stock.

              (d) "Competitive Business" shall mean any business involving the design, development, construction or marketing of private cable or wireless cable systems or services to customers.

              (e) "Exchange Agreement" shall mean the Exchange Agreement dated May 8, 1997 among the Company and the Investors.

              (f) "Excluded Issuance" means any issuance (i) for non-cash consideration, (ii) to lenders in connection with debt financing transactions,
(iii) for compensatory purposes to directors, officers, employees and service providers, (iv) pursuant to a registered public offering, (v) pursuant to exercise of the Warrants, or (vi) of "Excluded Stock" as defined in the Warrants.

              (g) "IBJS Stock" shall mean that amount of the Investor Stock issued or issuable upon exercise of the Warrants originally issued to IBJS Capital Corporation.

              (h) "Investors" means IBJS Capital Corporation and KOCO Capital Company, L.P. and shall include any successor to, or assignee or transferee of, any such person who or which agrees in writing to be treated as an Investor and to be bound by the terms and comply with the provisions hereof.

              (i) "Investor Stock" means, collectively, (i) the Common Stock of the Company issued to the Investors (or their permitted assigns) upon exercise of the Warrants and (ii) the shares of Common Stock issuable upon exercise of the Warrants.

              (j) "KOCO Stock" shall mean that amount of the Investor Stock issued or issuable upon exercise of the Warrants originally issued to KOCO Capital Company, L.P.

              (k) "Non-Investor Stockholders" shall mean all Stockholders other than the Investors.

              (l) "Preferred Stock" shall mean the Company's Series A Preferred Stock, $.10 par value per share, issued to the Investors pursuant to the Exchange Agreement.

              (m) "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

              (n) "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

              (o) "Warrants" means the Warrants issued by the Company to the Investors pursuant to the Exchange Agreement.

              (p) "Warrant Stock" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

              SECTION 2. Election of Directors; Voting.

              (a) At each special meeting of the stockholders of the Company called for the purpose of electing directors of the Company, and at any time at which stockholders of the Company shall have the right to, or shall, vote for or consent in writing to the election of directors of the Company, then, and in each such event, the Stockholders shall vote all shares of stock of the Company owned by them, and their respective transferees shall so vote, for, or consent in writing with respect to such shares in favor of, the election of a Board of Directors consisting of not more than seven (7) persons, of which (i) so long as the Investor Stock represents 20% or more of the fully diluted Common Stock, the holders of a majority of the IBJS Stock shall have the right to designate two
(2) directors (the "IBJS Directors") and the holders of a majority of the KOCO Stock shall have the right to designate two (2) directors (the "KOCO Directors" and, together with the IBJS Directors, the "Investor Directors"), and (ii) so long as Cacomm holds 20% or more of the fully-diluted Common Stock, Cacomm shall have the right to designate three (3) directors that are either members of the Company's management or approved by the Investor Directors, which approval shall not be unreasonably withheld or delayed (the "Management Directors").

              (b) In the event of an increase in the size of the Board of Directors, so long as the Investor Stock represents 20% or more of the fully-diluted Common Stock, the holders of IBJS Stock and KOCO Stock shall be entitled to designate additional directors such that the Investor Directors at all times constitute a simple majority of the Board of Directors.

              (c) The Company and Stockholders agree to appoint one IBJS Director and one KOCO Director to serve on the Audit, Compensation and Executive Committees of the Board of Directors and one Management Director to serve on the Compensation and Executive Committees of the Board. The composition of the board of directors of each subsidiary of the Company shall be identical to that of the Company's Board of Directors.

              (d) The Stockholders shall vote their shares of stock (i) to remove any director whose removal is required by the parties with the power to designate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 2.

              (e) Representatives of the Investors shall have the right to attend and observe all Board of Directors and committee meetings of the Company, and the Investor Directors and any other representatives of the Investors shall be reimbursed for their out-of-pocket expenses in attending any such meeting. Cacomm shall have the right to designate one non-voting observer to attend all meetings of the Board, subject to the approval of the Investor Directors (which approval shall not be unreasonably withheld or delayed).

              (f) The Board of Directors shall meet no less frequently than quarterly. The Stockholders agree to amend the bylaws of the Company to provide that a quorum of the Board of Directors shall require the presence of a majority of the Investor Directors and any action with respect to compensation or bonuses or any additional expenditures for wireless cable assets shall require the vote of a majority of the Investor Directors. Such bylaw provisions shall not be further amended without the consent of the Investors.

              (g) Each Stockholder agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of Sections 6(m),
(n) and (o) of the Exchange Agreement, including without limitation voting to approve such amendments to the Company's certificate of incorporation and by-laws and this Agreement as may be reasonably requested by any Regulated Holder (as defined in the Exchange Agreement) entitled to make such request pursuant to the Exchange Agreement. Notwithstanding the foregoing, no Stockholder shall be required by this provision to take any action that would materially and adversely affect its rights under this Agreement or as a stockholder of the Company.

              (h) The Company and the Stockholders agree not to amend or waive the voting or other provisions of the Company's certificate of incorporation or by-laws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Exchange Agreement) and such Regulated Holder has so notified the Company that it would have a Regulatory Problem promptly after it has notice of such proposed amendment or waiver.

              (i) The provisions of this Section 2 shall terminate in the event that a majority of the Company's outstanding Preferred Stock is held by persons other than the Investors.

         SECTION 3. Tag-Along Rights.

              (a) No Stockholder shall transfer any Common Stock or Common-Equivalent Securities other than in compliance with the provisions of this Section 3. If any Stockholder (the "Transferring Stockholder") proposes to transfer any Common Stock or Common-Equivalent Securities to one or more third parties (collectively, a "Third Party"), the Transferring Stockholder shall give written notice (a "Tag-Along Notice") to each other Stockholder, which notice shall identify the proposed Third Party purchaser and state the number of shares of Common Stock or Common-Equivalent Securities proposed to be transferred, the proposed offering price and any other material terms and conditions of the proposed transfer. The Tag- Along Notice shall also contain a true and correct copy of any offer by the Third Party offeror.

              (b) Each other Stockholder who so elects (a "Participating Stockholder") shall have the right to transfer, at the same price and upon no less favorable terms and conditions as the Transferring Stockholder, that number of shares of Common Stock and/or Common- Equivalent Securities held by such Participating Stockholder equal to (i) the number of shares of Common Stock represented by the securities proposed to be transferred pursuant to the Tag-Along Notice, multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock on a fully-diluted basis held by such Participating Stockholder, and the denominator of which is the aggregate number of shares of Common Stock on a fully-diluted basis held by the Transferring Stockholder and all Participating Stockholders; provided, however, that the price for any Common-Equivalent Securities to be transferred shall be net of any unpaid exercise or conversion price associated therewith.

              (c) Within thirty (30) days after the date of delivery of a Tag-Along Notice, any of the Stockholders may elect to participate in the proposed transfer pursuant to the terms and conditions of such Tag-Along Notice and this Agreement by delivery of a written notice to the Transferring Stockholder. No Participating Stockholder shall be required to make any representations and warranties to the third party purchaser or any other person except as to good title and the absence of liens with respect to such Stockholder's shares of Common Stock and/or Common-Equivalent Securities and the authority for and the validity and binding effect of any agreements entered into by such Stockholder in connection with such transfer.

              (d) The provisions of Section 3 shall not apply to (i) transfers of Common Stock or Common-Equivalent Securities representing less than 10% of the fully-diluted Common Stock, or (ii) transfers of Investor Stock to an Investor or an Affiliate, officer or employee of an Investor.

         SECTION 4. Preemptive Rights.

              (a) In the event that any Common Stock or Common-Equivalent Securities are issued by the Company other than an Excluded Issuance, each Stockholder shall have the right to purchase its proportionate share of such issuance in an amount equal to the number of shares of Common Stock or units of Common-Equivalent Securities to be issued multiplied by a fraction (i) the numerator of which is the number of shares of Common Stock on a fully-diluted basis held by such Stockholder and (ii) the denominator of which is the total number of shares of Common Stock outstanding on a fully-diluted basis prior to giving effect to such issuance by the Company.

              (b) The Company shall give 30 days prior written notice to the Stockholders of any issuance of Common Stock or Common-Equivalent Securities by the Company. Each Stockholder shall have the right to purchase its proportionate share of such issuance by giving written notice of its intention to exercise its rights in accordance with Section 4(a) hereof, at a closing to be held no later than 30 days after such Stockholder has received notice of the issuance from the Company.

              SECTION 5. Drag-Along Rights. In the event that the Company's Board of Directors approves a sale of the Company (pursuant to a merger or other business combination transaction, sale of outstanding stock or otherwise) to a third party not affiliated with either Investor (an "Approved Sale"), each Stockholder shall consent to and raise no objections against such Approved Sale (including exercising any statutory right of appraisal) and shall take all necessary and desirable action in their capacities as stockholders of the Company to facilitate such Approved Sale. If the Approved Sale is structured as a sale of stock, the Stockholders shall agree to sell all of their shares of Common Stock and Common-Equivalent Securities on the terms and conditions approved by the Board of Directors; provided, however, that the obligations of the Stockholders pursuant to this Section 5 are conditioned upon all Stockholders concurrently receiving the same form and amount of consideration per share of Common Stock pursuant to such Approved Sale or, if any Stockholders are given an option as to the form and amount of consideration to be received, all Stockholders are given the same option.

              SECTION 6. Tax Consolidation. From the date hereof, Cacomm hereby agrees that it shall not make any federal, state or local tax filing on a consolidated basis with the Company unless required by law. Cacomm further agrees that it shall enter into a tax sharing agreement acceptable to the Investors with respect to such consolidation upon the Investors' request.

              SECTION 7. Agreement Not to Compete.

              (a) Cacomm acknowledges and agrees that the value and goodwill of the Company's business would be substantially impaired if Cacomm engaged in a Competitive Business. Accordingly, Cacomm hereby agrees that until all of the Preferred Stock has been redeemed by the Company, Cacomm shall not:

                   (i) engage in any Competitive Business at any location in the states between Maine and North Carolina, whether such engagement shall be as an employer, owner, employee, partner, advisor, consultant, stockholder or other participant in any Competitive Business (or in any similar capacity in which Cacomm derives an economic benefit from a Competitive Business);

                   (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i);

                   (iii) solicit, entice or induce any employee of the Company or any subsidiary to terminate his or her employment or engage in any Competitive Business;

                   (iv) solicit, entice or induce any vendor, customer or
              distributor of the Company or any subsidiary to terminate or materially diminish its relationship with the Company or such subsidiary; or

                   (v) otherwise knowingly damage, disparage or interfere with the Company or any subsidiary;

provided, however, that (x) nothing contained in this Agreement shall prohibit
(i) Cacomm from owning in the aggregate less than 5% of a class of publicly-traded securities issued by any Competitive Business or (ii) Cacomm from maintaining its partnership interest in the Grand Alliance Partnership so long as Cacomm does not affirmatively vote for, approve or assist the partnership in a Competitive Business, (y) the provisions of this Section 7 shall expire in the event that the employment of Nicholas Mastrorilli, Sr. is terminated by the Company without "Cause" (as defined in Mr. Mastrorilli's employment agreement) upon the expiration of the period in which severance payments are made by the Company to Mr. Mastrorilli, and (z) nothing in this Agreement shall prohibit Cacomm from taking actions which, in the written opinion of its counsel, are required in the exercise of fiduciary duties to the stockholders of Cacomm not affiliated with Mr. Mastrorilli.

         (b) Cacomm acknowledges that a remedy at law for any breach or threatened breach of the provisions of this Section 7 would be inadequate and therefore agrees that the Company shall be entitled to injunctive relief; provided, however, that nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available for any such breach or threatened breach.

         SECTION 8. Restrictions on Transfer. A Non-Investor Stockholder shall not sell, transfer, assign, pledge or encumber its stock of the Company or any of its rights hereunder, except to a transferee (a) who or which, prior to such sale, transfer, assignment, pledge or encumbrance, has executed an agreement to be bound by all the provisions of this Agreement or (b) pursuant to a sale, transfer or assignment (i) in compliance with Rule 144 or (ii) as part of a public offering of the stock of the Company pursuant to a registration statement effective under the Securities Act.

         SECTION 9. Additional Shares of Stock. In the event additional shares of stock are issued by the Company to any Stockholder or transferee thereof at any time during the term of this Agreement, either directly or upon the conversion, exercise or exchange of securities of the Company convertible into or exercisable or exchangeable for shares of stock, such additional shares of stock shall, as a condition to and effective upon such issuance, be subject to the terms and provisions of this Agreement.

         SECTION 10. Legend on Stock Certificates. Each certificate representing shares of stock held by the Stockholders shall bear a legend containing the following words:

         "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND/OR THE RIGHTS OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE STOCKHOLDERS AGREEMENT DATED MAY 8, 1997, AMONG MAGNAVISION CORPORATION AND CERTAIN SECURITY HOLDERS OF MAGNAVISION CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MAGNAVISION CORPORATION."


         SECTION 11. Severability; Governing Law. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, (a) the laws of the State of New York applicable to contracts made and to be performed wholly therein and (b) the laws of the State of Delaware with respect to corporations incorporated therein.

         SECTION 12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs.

         SECTION 13. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

                   (i)     if to the Company, to:

                           MagnaVision Corporation
                           1725 Highway 35 South
                           Wall Township, New Jersey  07719
                           Telecopy:   (908) 974-1106
                           Attention:  Nicholas Mastrorilli, Sr.

                           with a copy to:

                           Zimet, Haines, Friedman & Kaplan
                           460 Park Avenue
                           New York, New York  10022
                           Telecopy: (212) 223-1151
                           Attention:  Stephen M. Fields, Esq.

                   (ii) if to the Investors to their respective addresses set forth on Schedule I hereto, with copies to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Telecopy:  (212) 408-2420
                           Attention:  Michael F. Killea, Esq.

                           Brownstein Hyatt Farber & Strickland, P.C.
                           410 Seventeenth Street
                           Denver, Colorado  80202
                           Telecopy:  (303) 623-1956
                           Attention:  Steven Siegel, Esq.

                   (iii) if to the Non-Investor Stockholders to their respective addresses set forth on Schedule I hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

         SECTION 14. Modification. Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the Company and the Stockholders.

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


         SECTION 15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 16. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         SECTION 17. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

         SECTION 18. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable if the originally executed counterpart is delivered within a reasonable period thereafter.

         SECTION 19. Prior Agreement. The Amended and Restated Stockholders' Agreement dated as of June 3, 1996 among the parties hereto is superseded by this Agreement, and such prior Stockholders' Agreement is hereby terminated and is of no further force and effect.

         SECTION 20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws, except that Delaware law shall govern the relationship between the Company and its stockholders.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the date first above written.


                                  MAGNAVISION CORPORATION



                                  By:________________________________
                                     Name:
                                     Title:


                                  IBJS CAPITAL CORPORATION



                                  By:_________________________________
                                     Name:
                                     Title:


                                  KOCO CAPITAL COMPANY, L.P.

                                  By: KOCO Capital Partners, L.P.
                                      Its General Partner

                                  By: Kisco Capital Corporation
                                      Its General Partner


                                  By:_________________________________
                                     Name:
                                     Title:


                                  CACOMM, INC.



                                  By:_________________________________
                                     Name:
                                     Title:


                                  ------------------------------------
                                  NICHOLAS MASTRORILLI, SR.

                                   SCHEDULE I


                                  Stockholders



Name and Address of Stockholder                          Number of Common
-------------------------------                          Stock Equivalents
                                                         -----------------

IBJS Capital Corporation                                     1,096,159
One State Street
New York, New York  10004
Telecopier:  (212) 858-2768
Attention:   Rick Krueger

KOCO Capital Company, L.P.                                     730,773
111 Radio Circle
Mt. Kisco, New York  10549
Telecopier:   (914) 241-1143
Attention:   Paul Echausse

Cacomm, Inc.                                                   920,889
1725 Highway 35 South
Wall Township, New Jersey  07719
Attention:   Nicholas Mastrorilli, Sr.

Nicholas Mastrorilli, Sr.                                      995,460
1725 Highway 35 South
Wall Township, New Jersey  07719